SBL FUND
FILE NO. 811-2753
CIK NO. 0000217087

Form of Plan of  Reorganization  for SBL Fund Series D and J acquisition  of SBL
Fund Series I and T, respectively.

Incorporated  herein by reference to the  Registrant's  Form N-14 filed July 25,
2003 and July 28, 2003, respectively.